Exhibit 99.2

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

        This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of July 15, 2004, is entered into by and between VESTA FIRE INSURANCE CORPORATION, an insurance company domiciled under the laws of the State of Illinois (“Seller”), AMERICAN FOUNDERS FINANCIAL ACQUISITION CORPORATION, an Illinois corporation (“Buyer”), and, for the limited purpose of guaranteeing certain obligations of Buyer as more fully described on the signature page hereto, HAIG, S.A., an entity organized under the laws of the Cayman Islands (“Guarantor”). Certain initially capitalized terms used herein are defined in Article 12 of the Stock Purchase Agreement (defined in Recital A).

Recitals

    A.        The parties hereto have entered into that certain Stock Purchase Agreement dated as of March 12, 2004 (the “Stock Purchase Agreement”); and

    B.        The parties hereto desire to enter into this Amendment to amend the Stock Purchase Agreement as more fully set forth herein.

Agreement

        NOW THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants, agreements, promises and conditions contained herein, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Amendments to Stock Purchase Agreement.

    (a)        Section 9.1(e) of the Stock Purchase Agreement shall be deleted in its entirety and the following shall be substituted therefore:

    (e)        by either party, if the transactions contemplated by this Agreement shall not have been consummated on or prior to August 6, 2004, unless such failure of consummation shall be due to the failure of the party seeking such termination to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party;

2.

No Further Modification. Except as otherwise expressly provided in this Amendment, all of the terms and provisions of the Stock Purchase Agreement shall remain in full force and effect, without amendment or modification.

3.

Governing Law. This Amendment shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

4.

Binding Effect. This Amendment and all of the provisions hereof shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and permitted assigns. Neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by either Seller or Buyer without the prior written consent of the other party; provided, however, that Seller or Buyer may, without consent of the other, assign their respective rights and interests but not their obligations hereunder to an Affiliate of such party.

5.

Headings. The headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Amendment.

    6.        Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which collectively shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

         SELLER:

         VESTA FIRE INSURANCE CORPORATION

               By:    /s/            Russell K. Crouch

                  Name:                Russell K. Crouch

                  Title:                Vice President

         BUYER:

AMERICAN FOUNDERS FINANCIAL ACQUISITION CORPORATION

               By:        /s/        Lee C. Summers

                  Name:                Lee C. Summers

                  Title:               Pres.

GUARANTY

        For good and valuable consideration, the receipt and adequacy of which is acknowledged and confessed and as an inducement to Seller to execute, deliver and perform its obligations under the Stock Purchase Agreement, as amended hereby, and to Seller’s board of directors to approve the transactions provided for therein, the undersigned Guarantor, HAIG, S.A., an entity organized under the laws of the Cayman Islands, does hereby unconditionally agree to guarantee the payment of all of the payments and performance of all other obligations of Buyer under the Stock Purchase Agreement, as amended hereby.

         HAIG, S.A.

               By:        /s/        Lee C. Summers

                  Name:                Lee C. Summers

                  Title:               Director